EXHIBIT 10.2

                            STOCK PURCHASE AGREEMENT
                            ------------------------

         THIS STOCK PURCHASE AGREEMENT, (the "Agreement") is made this 22nd day of January, 2002, to be effective January 9, 2002, by and among ASSOCIATED AUTOMOTIVE GROUP, INC., a Nevada corporation (the "Buyer"), and DORON SAUER (the "Seller").

         Buyer wishes to purchase from the Seller, and the Seller wishes to sell to the Buyer, all of the issued and outstanding shares of stock of C&K AUTO IMPORTS, INC., a New Jersey Corporation ("C&K"), all of which are owned by Seller.

Therefore, the parties agree as follows:

         1. Purchase and Sale of Shares of Stock. At the Closing (as hereinafter defined), the Seller shall sell, assign and transfer to the Buyer and the Buyer shall purchase and acquire from the Seller, free and clear of all liens, security interests, charges, encumbrances and claims or interests of others, all of the issued and outstanding shares of stock owned by Seller in C&K (the "Shares"). C&K shall be a wholly-owned subsidiary of Buyer.

         2. Purchase Price and Payment.

                  A. Purchase Price. The aggregate purchase price for the Shares (the "Purchase Price") shall be the sum of $3,380,000.00.

                  B. Payment. The Buyer shall pay the Purchase Price by payment to the Seller at Closing as follows:

                  Cash at Closing                                  $  500,000.00

                  Issuance of 750,000 Shares of AAG to
                  Seller at $3.84 per share                        $2,880,000.00

                  C. Additional Capitalization. Within one hundred eighty (180) days after closing, the Buyer shall provide additional working capital and additional financing sources, in an amount not less than $2,000,000.00. Proceeds from the sale of "high line" vehicles shall be re- invested into the division of C&K which Doron Sauer shall operate pursuant to Section 8.6 herein. It is understood that the inventory shall remain a corporate asset of C&K, however Buyer shall not transfer funds from the sale of "high line" vehicles from C&K, if the net value of C&K is less than $1,800,000.00, until all payments required by this Agreement are made. Buyer shall execute and cause to be filed a UCC financing statement in favor of Seller, in the amount of $1,300,000.00 which shall encumber the inventory of C&K, and shall be released upon payment of all sums due to Seller hereunder.

         3. Closing. The closing of the sale and purchase of the Shares (the "Closing") shall take place on January 22nd, 2002 at the offices of Mandel, Weisman & Brodie, P.A., counsel for Buyer, Boca Corporate Center, 2101 Corporate
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Boulevard, Boca Raton, Florida, at 3:00 pm; or at such other date, time or place as the Buyer and the Seller mutually agree in writing (the "Closing Date"). The effective date of this Agreement shall be January 9, 2002.

         4. Intentionally Deleted.

         5. Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer as follows:

                  5.1 Due Incorporation, Qualification, Capitalization and Share Ownership.

                           (a) C&K is a corporation duly organized, validly
existing and in good standing under the laws of the State of New Jersey, and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as heretofore now conducted.

                           (b) Schedule 5.1(b) sets forth the capitalization of
C&K, including the authorized capital, the number of shares of each class of stock issued and outstanding (all of which are validly authorized and issued, fully paid and non-assessable), the issued and outstanding subscriptions, options, warrants, puts, calls, agreements or other commitments or rights of any type to purchase any securities of C&K, or securities convertible into or exchangeable therefor or for any shares of capital stock of C&K, a description of any voting agreements or voting trusts relating to any of the foregoing, or agreements or commitments to issue any of the foregoing, whether written or oral. Seller represents that the current revenues of C&K are approximately $21,000,000.00.

                           (c) C&K does not own or lease property in any
jurisdiction other than the State of New Jersey. C&K does not conduct business in any jurisdiction other than the State of New Jersey so as to require that it qualify in such jurisdiction by reason of the conduct of its business.

                           (d) Seller is the holder of record and beneficial
owner of all of the outstanding Shares of C&K, free and clear of all liens, security interests, charges, encumbrances and claims or interests of others, and has the full and unrestricted right to, and at closing shall sell, assign, transfer and deliver the Shares to the Buyer, free and clear of all liens, security interests, charges, encumbrances and claims or interests of others, in accordance with the provisions of this Agreement. None of the Shares are subject to or bound by, and the Sellers is not a party to, bound by or subject to, any agreement, written or oral, imposing any limitation or restriction on the transfer, pledge or hypothecation of the Shares, except an agreement in favor of Dr. Stephen Cohen, which agreement Seller represents shall be released at or prior to Closing. The Shares owned by the Seller are all of the issued and outstanding shares of stock, or interests, in C&K of any kind whatsoever, now outstanding or which have ever been outstanding.

                  5.2 Subsidiaries. C&K does not, directly or indirectly, own or have the power to vote, or to exercise a controlling influence with respect to, any interest in, or the securities of any class of, any person or entity and C&K is not an affiliate of any person or entity.

                  5.3 Articles of Incorporation and By-Laws. The copy of the Articles of Incorporation of C&K (certified by the Secretary of State of New Jersey or other appropriate governmental official) and the By-Laws of C&K (certified by the President of C&K), attached hereto as Exhibit A, contain all amendments and/or restatements thereto, and are true, correct and complete.

                  5.4 Financial Statements. Attached hereto as Exhibit B are the following financial statements (collectively the "Financial Statements"): (i)
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consolidated balance sheets and statements of income, changes in stockholders'
equity, and cash flow as of and for the fiscal years ended December 31, 1999 and December 31, 2000, (the "Most Recent Fiscal Year End") for the C&K and its Subsidiaries; and (ii) unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the nine (9) months ended September 30, 2001 (the "Most Recent Month End") for the C&K and its Subsidiaries. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the C&K and its Subsidiaries as of such dates and the results of operations of the C&K and its Subsidiaries for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

                  5.5 Events Subsequent to Most Recent Financial Statements. Since the Most Recent Financial Statements, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of C&K. Without limiting the generality of the foregoing, since that date:

                           (i) C&K has not sold, leased, transferred, or
assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

                           (ii)C&K has not entered into any material agreement,
contract, lease, or license outside the Ordinary Course of Business;

                           (iii) no party (including C&K) has accelerated,
terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which C&K is a party or by which it is bound;

                           (iv) C&K has not imposed any Security Interest upon
any of its assets, tangible or intangible;

                           (v) C&K has not made any material capital
expenditures outside the Ordinary Course of Business;

                           (vi) C&K has not made any material capital investment
in, or any material loan to, any other Person outside the Ordinary Course of Business;

                           (vii) C&K has not created, incurred, assumed, or
guaranteed except as set forth in the most recent aggregate indebtedness for borrowed money and capitalized lease obligations;

                           (viii) C&K has not granted any license or sublicense
of any material rights under or with respect to any Intellectual Property;

                           (ix) there has been no change made or authorized in
the charter or bylaws of C&K;

                           (x) C&K has not issued, sold, or otherwise disposed
of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;(xi) C&K has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                           (xii) C&K has not experienced any material damage,
destruction, or loss (whether or not covered by insurance) to its property;

                           (xiii) C&K has not made any loan to, or entered into
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any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                           (xiv) C&K has not entered into any employment
contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                           (xv) C&K has not granted any increase in the base
compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                           (xvi) C&K has not adopted, amended, modified, or
terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit
Plan);

                           (xvii) C&K has not made any other material change in
employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

                           (xviii) C&K has not committed to any of the
foregoing.

                  5.6 Undisclosed Liabilities. C&K has no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes), except for
(i) liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business.

                  5.7 Adverse Change. Except as set forth on Schedule 5.7, since October 31, 2001, there have been no actual or reasonably foreseeable material adverse change in the properties, assets, operations, business or condition (financial or otherwise) of C&K, whether or not in the ordinary and normal course of business, and there neither has been nor is there any such change which is threatened, nor has there been any material change, destruction or loss affecting the properties, assets, operations, business or condition (financial or otherwise) of C&K, whether or not covered by insurance.

                  5.8 Compliance with Laws. Except as set forth on Schedule 5.8, C&K has not received notice from any governmental agency that it has failed to comply with, and it has satisfied all written notices received from any governmental agency with respect to, and C&K has complied with, all federal, state, county, local and foreign laws, ordinances, regulations, guidelines and orders applicable to C&K, or its business, the services it provides and the properties and assets it owns, including, without limitation, any and all requirements of any state insurance department or agency, applicable to C&K. C&K would not be in violation of any such laws, ordinances, regulations, guidelines or other requirement that have been enacted or adopted but are not yet effective if they were effective on the date hereof. Except as set forth on Schedule 5.8, no license, permit, order or approval of any governmental, administrative or regulatory body (collectively, the "Permits") is necessary for the conduct of the business or operations now conducted by C&K. All Permits of C&K including, without limitation, Permits issued by the regulatory departments or agencies of the various jurisdictions, granted to C&K and its employees, are set forth on
Schedule 5.8 and are in full force and effect, no violations are or have been asserted or threatened in respect of any of the Permits and no proceeding is pending, or threatened, to revoke or limit any of the Permits.

                  5.9 Authority To Execute and Perform Agreements. The Seller has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement, and each and every other
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agreement to be executed by the Seller as provided in this Agreement in connection with the transactions to be consummated in accordance herewith (the "Seller's Related Agreements"), and to perform fully the Seller's obligations hereunder and thereunder. This Agreement and the Seller's Related Agreements have been duly executed and delivered by the Seller, and the Seller represents that the Seller's Related Agreements are valid and binding obligation of the Seller, enforceable in accordance with its terms except as may be limited by bankruptcy, moratorium, insolvency or similar laws generally affecting the enforcement of creditors. No approval or consents of any foreign, federal, state, county, local or other governmental or regulatory body or court, and no approval or consent of any other person or entity, is required in connection with the execution and delivery by the Seller of this Agreement or the Seller's Related Agreements, and the consummation and performance by the Seller of the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Seller's Related Agreements and the consummation of the transactions contemplated hereby and thereby (a) will not violate, conflict with or otherwise result in the breach or violation of any of the terms or conditions of, result in a modification of, effect or constitute (or with notice or lapse of time or both would so modify, effect or constitute) a default under (i) the Articles of Incorporation or By-Laws of C&K; (ii) any instrument, contract or other agreement (written or oral) to which the Seller or C&K are a party, or by or to which they, or any of their assets, properties, business or operations, is bound or subject; (iii) any statute or any regulation, order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body or agency against or binding upon or applicable to, the Seller or C&K or upon the business, operations, assets or properties of the Seller or C&K; or (iv) any Permit, or (b) will not result in the creation of any charge, claim, security interest, lien or other encumbrance upon the properties, assets or business of Seller or C&K.

                  5.10 No Defaults Under Loan Agreements. Except as set forth in
Schedule 5.10, neither the Seller nor C&K is in default under any contract or other agreement (written or oral) relating to borrowed money or any loan agreement, financing agreement, installment sales agreement or capitalized lease obligation (written or oral), to which any of them is a party in connection with the properties, assets or the business of C&K or the Shares or by or to which any of them or the properties, assets or business of C&K or the Shares is bound or subject (collectively, "Loan Agreements"), nor does any condition exist which with notice or lapse of time or both would constitute such a default, and each such contract or other agreement relating to borrowed money is in full force and effect, and neither the execution of this Agreement or any of the Seller's Related Agreements, nor the consummation of the transactions contemplated hereby or thereby, will result in any breach or acceleration of, or constitute (or with notice of lapse of time or both would constitute) a default under, any such contract or other agreement. Schedule 5.10 sets forth all of the Loan Agreements now or at any time in existence.

                  5.11 Litigation. Except as set forth on Schedule 5.11, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator, governmental or regulatory body, agency or arbitration tribunal, against or involving the Seller or C&K, or its properties, assets, business, condition (financial or otherwise) or operations. Except as set forth on Schedule 5.11, neither the Seller nor C&K nor any person for whom C&K may have vicarious liability is a party to, or threatened with, any litigation or judicial, administrative or arbitration proceeding which, if adversely decided, could delay the consummation of the transactions contemplated by this Agreement, or have an adverse effect upon the transactions contemplated hereby, or upon the properties, assets, business, condition (financial or otherwise) or the operations of C&K or the Shares, or which could create a liability of the Seller which could affect the Shares or C&K. Except
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as set forth on Schedule 5.11, there is no dispute with any person or entity under contract (written or oral) with the Seller or C&K which affects, or may affect, the properties, assets, operations, business or condition (financial or otherwise) of C&K or the Shares. Except as set forth in Schedule 5.11, none of the actions, suits, claims or proceedings set forth on Schedule 5.11, individually or together with any other, will have a material effect on the properties, assets, operations, business or condition (financial or otherwise) of C&K or the Shares, or will likely result in any order, judgment, injunction, award or decree of any court, arbitrator, governmental or regulatory body, agency or arbitration tribunal which will have a material effect on the properties, assets, operations, business or condition (financial or otherwise) of C&K or the Shares. Except as set forth on Schedule 5.11, there is no fact, event or circumstance that may give rise to any action, suit, claim or proceeding that would be required to be set forth on Schedule 5.11 if currently pending or threatened. Except as set forth on Schedule 5.11, there are no actions, suits or claims or proceedings pending, or threatened, against C&K or any past or present director, officer, employee or agent of C&K, that would give rise to any right of indemnification, by C&K the Seller, or the Buyer in favor of any such director, officer, employee, agent of C&K, or the heirs, executors, administrators or personal representatives of such person.

                  5.12 Employment Matters. C&K has a total of twelve (12) employees. C&K has not at any time during its existence had, nor is there now threatened, any walkout, strike, picketing, work stoppage, work slowdown or any other occurrence which affects, or may affect, the properties, assets, operations, business or condition (financial or otherwise) of C&K. C&K has not received written notice from any governmental agency that it has failed to comply, and C&K has complied, in all respects with, and it has satisfied all written notices received from any governmental agency with respect to, all applicable laws, rules and regulations relating to the employment of labor, including, without limitation, those relating to wages, hours, collective bargaining, the payment and withholding of taxes and the Federal Occupational Safety and Health Act of 1970, as amended [ADA, etc], and the rules and regulations issued thereunder. C&K has withheld all amounts required by law or agreement to be withheld from the wages or salaries of its employees, and C&K is not liable for any arrearages of wages or other taxes or penalties for failure to comply with any of the foregoing. There are no controversies pending, or to the best of Seller's knowledge, threatened, between C&K and any of its past or present employees.

                  5.13 Agreements.

                           (a) Schedule 5.13 sets forth all of the following
contracts or other agreements, written or oral, to which C&K is a party or by or to which it or any of its properties, assets or business is bound or subject:
(i) any contract or other agreement with any current or former officer, director, employee, consultant, agent or shareholder, including, without limitation, any loan agreement between C&K and any of the foregoing (an "Employee Loan Agreement"); (ii) any contract or other agreement with any labor union or association representing any employee of C&K; (iii) any contract or other agreement calling for the payment or potential payment to C&K of more than $5,000; (iv) any contract or other agreement calling for the payment or potential payment by C&K of more than $5,000; (v) any contract or other agreement for the sale of any properties, assets or business of C&K or for the grant to any person or entity of any preferential rights to purchase any properties or assets of C&K; (vi) any contract or other agreement under which C&K or the Seller agree to indemnify any person or entity or to refrain from competing in any line of business or with any person or entity; (vii) any contract or other agreement with any person or entity for the provision
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of any services by C&K; (viii) any option held by C&K to acquire securities or all or any substantial portion of the assets, properties or business of another;
(ix) any other contract or other agreement that is material to the properties, assets, operations, business or condition (financial or otherwise) of C&K whether or not made in the ordinary and normal course of the business of C&K;
(x) any mortgage, indenture, note, obligation, agreement or other instrument for or relating to the borrowing of money (including, but not limited to, obligations in excess of $1,000 for the deferred purchase of property over a term of more than one (1) year); (xi) any agreement with an insurance agent or broker, wholesaler, producer, market or governmental agency; (xii) any agreement with any company providing for services to be rendered by C&K to such company, or by such company to C&K, or providing for commissions to be earned by and payable to C&K or to the company. Exhibit E attached hereto contains a true, correct and complete copy of all written contracts or other agreements identified on Schedule 5.13, with all addenda and amendments thereto.

                           (b) Except as separately identified on Schedule 5.13,
all of the contracts or other agreements set forth on Schedule 5.13, or elsewhere referred to in this Agreement or other Schedules hereto (including any and all amendments thereto), are valid, subsisting agreements, in full force and effect except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting enforcement of creditors rights, binding upon the parties thereto in accordance with their respective terms, and will be and remain in full force and effect in accordance with their terms following and will not be affected in any way whatsoever by the completion of the transactions contemplated by this Agreement, all of the parties are in full and complete compliance with all of the terms and provisions thereof, none of the parties has waived any of the terms or provisions thereof and none of the parties thereto are in violation or in default under any of them and no condition exists which with notice or lapse of time or both would constitute a default thereunder or a waiver of any of the terms or provisions thereof. C&K has paid in full all amounts due or claimed to be due to or by others under all of the contracts or other agreements set forth on Schedule 5.13 except as disclosed thereon. C&K has been paid in full all amounts due or claimed to be due to it under all of the contracts or other agreements set forth on Schedule 5.13. Except as separately identified on Schedule 5.13, neither C&K nor the Seller are a party to, bound by or subject to, any contract or other agreement (written or oral) which affects the properties, assets, operations, business or condition (financial or otherwise) of C&K or the Shares, or which was entered into other than in the ordinary course of its business. Except as separately identified on Schedule 5.13, no approval or consent of any person or entity is needed in order that the contracts or other agreements set forth on Schedule 5.13, or elsewhere referred to in this Agreement or other Schedules hereto, continue in full force and effect with C&K following the consummation of the transactions contemplated by this Agreement.

                           (c) Neither the Seller nor C&K has received any
notice that any person or entity intends or wishes to amend, rescind, release, cancel or terminate, any contract or agreement identified on Schedule 5.13. Except as set forth in Schedule 5.13, no contract or agreement of C&K contains any restriction with respect to the payment of dividends or any other distribution in respect of the capital stock of C&K, or limits the absolute right and discretion of C&K to engage in any line of business or to compete with any person or entity.

                  5.14 Real Estate.

                           (a) Schedule 5.14 sets forth a list and summary
description of (i) all real property owned by C&K and all buildings and other
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structures located on such real property; (ii) all leases, subleases or other agreements pursuant to which C&K is the lessor or lessee of any real property;
(iii) all options held by C&K or contractual obligations on the part of C&K to purchase or acquire any interest in real property; and (iv) all options granted by C&K or contractual obligations on the part of C&K to sell or dispose of any interest in real property. C&K is the owner of record, lessee under the leases or holder of the options, as the case may be, as set forth on Schedule 5.14. Such leases, subleases and other agreements are in full force and effect. C&K has not received any written notice of default thereunder. Except as separately identified on Schedule 5.14, the leasehold interests of C&K are subject to no lien or other encumbrance and C&K enjoys a right of quiet possession in accordance with the terms of such agreements.

                           (b) With respect to the Leases (the "Leases") with
(i) A&D Auto Body, Inc. the Landlord for premises at 118 Fort Lee Road, Leonia, New Jersey and (ii) Pal-Mar Realty Company, a New Jersey partnership as the Landlord for premises at 60 Railroad Avenue, Hasbrouck Heights, New Jersey each occupied by C&K

                                    (i) Attached hereto as Exhibit F is a true,
correct and complete copy of each of the Leases with all addenda and amendments.

                                    (ii) The present term of the A & D Lease
expires on February 28, 2005, and the present term of the Pal-Mar Lease expires on February 28, 2006.

                                    (iii) C&K and the Landlords under each Lease
are in full and complete compliance with all of the terms and conditions of the Leases.

                                    (iv) No event exists (or with the passage of
time or the giving of notice would exist) which would or could give rise to a default or event of default by C&K or the Landlords under the Leases.

                                    (v) The Leases are in full force and effect,
and will be and remain in full force and effect in accordance with its terms following, and will not be affected in any way whatsoever by, the completion of the transaction contemplated by this Agreement.

                                    (vi) C&K has not waived its options to renew
the Leases as therein provided.

                                    (vii) Neither C&K nor either of the
Landlords has waived any term or provision of the Leases.

                                    (viii) The Premises are now in good repair
and tenantable condition, and permits the operations of C&K as now conducted.

                                    (ix) C&K has no lease for any other space in
the buildings in which the Premises are located.

                           (c) C&K has no threatened, actual, absolute or
contingent liability arising out of, relating or incidental to, directly or indirectly, the use or occupancy of any real estate other than the warehouse and the Premises and pursuant to the Leases.

                  5.15 Audits. Schedule 5.15 sets forth all audits of C&K conducted by any agency, governmental authority, or company which has jurisdiction over C&K, or for which C&K has acted, and all audits, as well as any communications from any company, governmental agency or the auditor of any of them, making inquiry, expressing concern or making recommendation, with
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respect or relating to procedures or operations of C&K. A copy of all such audits, and written inquiries are attached hereto as Exhibit G.

                  5.16 Tangible Property. Schedule 5.16 sets forth all of C&K's Tangible Property (as herein defined). All written and oral (i) leases, (ii) conditional sale contracts, (iii) franchises or (iv) licenses, pursuant to which C&K may hold or use any interest owned or claimed by C&K in or to Tangible Property, are attached or described in Exhibit H attached hereto, and are valid, subsisting agreements, in full force and effect and binding upon the parties thereto in accordance with its terms and, as respects the performance of any party, there is no default or event of default or event which with notice or lapse of time or both would constitute a default. Except at set forth in
Schedule 5.16, none of C&K's Tangible Property is subject to any lien, security interest, claim, charge or encumbrance. The Tangible Property of C&K is in good operating condition and repair and fit for the purpose intended, and C&K has received no notice that any of the Tangible Property is in violation of any existing law or any building, zoning, health, safety or other ordinance, code or regulation, except as set forth on Schedule 5.16. As used herein, the term "Tangible Property" means all interests owned or claimed by C&K (including, without limitation, options) in or to the machinery, equipment, furniture, fixtures, computer hardware, leasehold improvements, vehicles, any related capitalized items and other tangible property used or usable in the operations and business of C&K, provided however that certain properties (the "Exempt Property"), identified on Schedule 5.16A attached hereto, are exempt from this sale, and ownership of the Exempt Property shall be transferred at or prior to closing to the Seller.

                  5.17 Intangible Property. Schedule 5.17 sets forth all of C&K's Intangible Property (defined to include, but not be limited to, any patent, copyright, invention, discovery, process, trademark, service mark, trade name, brand name, label, and applications for any of the foregoing) and Licenses that are used or usable in its operations and business. Except as set forth on
Schedule 5.17, the rights of C&K in the property set forth on Schedule 5.17 are free and clear of any lien, security interest, claim, charge encumbrance or the claims or interests of others. Except as set forth on Schedule 5.17, neither the Seller nor C&K have received notice of any adversely held patent, invention, trademark, service mark, trade name, brand name or copyright held or claimed by any other person or entity, or notice of any claim of any other person or entity, relating to any of the Intangible Property or Licenses, and there is no basis for any such claim. No person or entity has the right to possession or use of, or to the best of Seller's knowledge has the possession or is using, any copies of C&K's databases or other computer software used by C&K, except as set forth on Schedule 5.17. C&K is the owner of all right, title and interest including, but not limited to, all copyright rights, in and to any special software owned by C&K software, and the right to use the databases or other computer software being used by C&K, all of which is set forth on Schedule 5.17, free and clear of any lien, security interest, claim charge, encumbrance or the claims or interests of others. Seller represents and warrants that no other person or entity has ever alleged or otherwise taken the position, or threatened to do so, or has the right to do so, directly or indirectly, that he, she or it owns, or has acquired, any rights in, lien, security interest, claim, charge or encumbrance on, or any copyright rights in or to, or a right to the use of in whole or in part, alone or with others, any database or other computer software used by C&K.

                  5.18 Liens. Except as set forth on Schedule 5.18, C&K owns outright and has good and marketable title to all of its assets, properties and business, of every kind, nature and description, tangible and intangible, which constitute all of the property used in, or necessary for, the conduct of its operations and business as now and heretofore conducted by it (the "Assets"), in all cases free and clear of any lien, security interest, charge, claim, encumbrance or interest of any person or entity.

At Closing, C&K will have good and marketable title to the Assets, free and clear of any lien, security interest, encumbrance, charge, claim or interest of any person or entity, except as set forth on Schedule 5.18. The Assets reflected on the Closing Balance Sheet have not been sold or otherwise disposed of except in the normal and ordinary course of the business of C&K, and have not become subject to any lien, security interest, claim, charge, encumbrance, or interest of any person or entity.

                  5.19 Transactions With Related Parties. Except as set forth on
Schedule 5.19, there have never been any transactions between C&K and the Seller or other shareholders of C&K, on the one hand, or any entity in which the Seller or other shareholders of C&K have or ever had an ownership interest, on the other hand.

                  5.20 Undisclosed Liabilities. Except as set forth on Schedule 5.20, C&K has no Liabilities (as herein defined), except: (a) those set forth in the Closing Balance Sheet or (b) current Liabilities incurred as a result of the conduct of its business in the ordinary and normal course since the date of the Most Recent Financial Statements (in transactions in the ordinary and normal course of such business) and which are fully and accurately reflected on its books and records. There is no circumstance, condition, event or arrangement which may hereafter give rise to any Liabilities of C&K or Buyer arising out of the operations or business of C&K or the Seller, except as may arise in the ordinary and normal course of business of C&K. As used herein, the term "Liabilities" means any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or lawsuits, whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement.

                  5.21 Receivables. The receivables of C&K, including, but not limited to, accounts receivable, loans receivable, notes and advances, reflected on the Closing Balance Sheet, and all such receivables which have arisen since then, are collectible in full in cash in the ordinary course of the business of C&K in accordance with their terms, will be so collectible by C&K following the Closing hereunder, and at the Closing shall not be less than the aggregate amount of receivables as reflected on the Closing Balance Sheet (less amounts collected in the normal and ordinary course of business of C&K thereafter).

                  5.22 Clients and Markets. The relationship of C&K with its suppliers, computer contractors, consultants, service providers, producers, brokers, agents, insurance companies, governmental agencies and markets are good commercial working relationships, and there are no disputes between C&K and any service providers, supplies, producers, brokers, agents, insurance companies, governmental agencies and markets. Schedule 5.22 sets forth all the terms and conditions of credit given by C&K to the persons and firms with which it does business, in the normal and ordinary course of business, and a list of all transactions in which there is a departure therefrom. Schedule 5.22 also sets forth the terms and conditions of all warranties and guaranties (written or oral) given by C&K with respect to products or any other service, advice or product offered by it.

                           Schedule 5.22 also sets forth the names and addresses
of the clients, accounts, computer contractors, consultants, service providers, suppliers, producers, brokers, agents, companies, markets and governmental agencies with which C&K does or has done business since January 1, 1999, and is a true and complete list of all persons, entities and governmental agencies with which C&K has done business since that time. Neither C&K nor the Seller has been advised or believes that any clients, accounts, computer contractors, consultants, service providers, suppliers, producers, brokers, agents, companies, markets or governmental agencies, intends not to renew, or is considering not renewing, its business with C&K, nor has C&K, since January 1, 2001, except as disclosed on
Schedule 5.22, lost any market, company or governmental agency, or suffered any reduction in the business done with any market, company, or governmental agency. All accounts payable of C&K to governmental agencies, suppliers, or brokers, have been or will be paid in accordance with the terms of the applicable invoice, agreement, relationship or obligation, and no entity or person with which C&K does business, has notified C&K or the Seller of an intent to terminate any existing agreements or arrangements in effect with C&K, and neither C&K nor the Seller believes that any such person or entity has an intention to do so.

                  5.23 Employee Benefit Plans. Schedule 5.23 sets forth a true and complete list of all Benefit Plans (as herein defined) of C&K. True and complete copies of: (i) all plan texts, agreements and employee communications relating to each of the Benefit Plans; (ii) all summary plan descriptions whether or not required to be furnished pursuant to ERISA (as herein defined), the most recent annual report (including all schedules thereto) and the most recent annual and periodic accounting of related plan assets with respect to each of the Benefit Plans which is an "employee benefit plan" (within the meaning of section 3(3) of ERISA); and (iii) the most recent actuarial valuation and the most recent determination letter received from the Internal Revenue Service with respect to each of the Benefit Plans are attached hereto as Exhibit I.

                  Except as set forth on Schedule 5.23, no event has occurred, and there exists no condition or set of circumstances in connection with which C&K or the Buyer, directly or indirectly, could be subject to any liability or loss of tax deduction previously taken or with regard to periods on or before the Closing Date under ERISA, the Code (as herein defined) or any other law, regulation or governmental order applicable to any of the Benefit Plans including, without limitation, Sections 409, 502(i) or 4069 of ERISA or Sections 162, 497I or 4975 of the Code. Except as set forth on Schedule 5.23, with respect to each of the Benefit Plans: (i) C&K has made all payments due from it through the Closing Date and all amounts properly accrued through the Closing Date as liabilities of C&K which have not been paid have been properly recorded on the books of C&K and an appropriate reserve has been established and funded;
(ii) no such plan which is subject to Section 302 of ERISA or Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in either such section), whether or not waived; (iii) C&K has complied with, and each such plan conforms to, all applicable laws and regulations, including, but not limited to, ERISA and the Code; (iv) each such plan which is a Pension Plan intended to qualify under Section 401(a) or 403(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code and nothing has occurred since the date of such letter that would adversely affect such qualification or exemption; and (v) there are no actions, suits or claims pending (other than routine claims for benefits) with respect to any of the Benefit Plans or against the assets of any of the Benefit Plans.

                  No Pension Plan that is or was subject to Title IV has been terminated and C&K has not incurred, and does not expect to incur, directly or indirectly, any liability, whether to the Pension Benefit Guaranty Corporation ("PBGC") or otherwise, except for required premium payments, which payments have been made when due. No event has occurred, and there exists no condition or set of circumstances, which presents a risk of the partial termination of any Pension Plan. None of the

Benefit Plans provides medical or death benefits (whether or not insured) with respect to current or former employees of C&K beyond their dates of retirement or other termination of service (other than (i) coverage mandated by law or (ii) death benefits under any Pension Plan). Except as set forth on Schedule 5.23, there are no unfunded benefit obligations arising in any jurisdiction. Except as set forth on Schedule 5.23, the present value of all "benefit commitments" (whether or not vested) (as defined in Section 4001(a)(16) or ERISA) under each Pension Plan which is a "defined benefit plan" (as defined in Section 3(35) of ERISA) did not exceed as of the most recent plan actuarial valuation date, and will not exceed as of the Closing Date, the then current fair market value of the assets of such plan. For purposes of determining the present value of benefit commitments under any such plan, an interest rate assumption equal to the PBGC rate for plans terminating on the Closing Date and such other actuarial assumptions and methods used under such plan for the most recent plan actuarial valuation shall be used and all benefits provided under such plan shall be deemed to be fully vested.

                  The consummation of the transaction contemplated by this Agreement will not (i) entitle any current or former employee of C&K to severance pay, or any similar payment, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee.

                  None of the Benefit Plans is a "multiple employer plan," within the meaning of the Code or ERISA or the regulations promulgated thereunder, or a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and C&K has not made any contributions to or participated in any "multiple employer plan" or "multiemployer plan" (as defined above).
Whenever any of the terms set forth below is used in this Section 5.23 it shall have the following meaning: "Benefit Plans" shall mean any plan, agreement, arrangement or commitment which is an employment, consulting or deferred compensation agreement, or an executive compensation, incentive bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, or severance pay plan, or a life, health, disability or accident insurance plan, or a holiday, vacation, Christmas or other bonus practice or other employee benefit plan, agreement, arrangement or commitment, written or oral, including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA, maintained by or with respect to which C&K has, or in the future may have, any liability or obligation with respect to any current or former employees of C&K, or its beneficiaries; (ii) "Code" shall mean the Internal Revenue Code of 1986, as amended; (iii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended; and (iv) "Pension Plan" shall mean a benefit plan which is a "Pension Plan," as defined in Section 3(2) of ERISA.

                  5.24 Insurance. Schedule 5.24 sets forth a list and summary description of all policies or binders of insurance, including, but not limited to, fire, liability, fidelity, errors and omissions, workmen's compensation, vehicular, life, and other insurance, held by or on behalf of C&K specifying the insurer, the premium, the policy number or cover note number with respect to binders, type and amount of coverage, deductible amounts, inception and expiration dates, and as to any policies written on a claims made basis the retroactive coverage dates. Such policies and binders are valid and enforceable in accordance with their terms, and are in full force and effect. Neither Seller nor C&K has received any written notice that C&K is in default with respect to any provision contained in any such policy or binder, and C&K has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims set forth on Schedule 5.24, there are no outstanding unpaid claims under any such policy or binder.

C&K has not received a notice (or been advised of an intention to give a notice) of cancellation or non-renewal of any such policy or binder. There has not been any inaccuracy in any application for such policies or binders or any failure to pay premiums when due which might form the valid basis for termination of any such insurance. Except as set forth on Schedule 5.24, there are no state of facts, and there has been no event, that, to the best of Seller's knowledge, is reasonably likely to form the basis for any claim against C&K not fully covered by the policies referred to on Schedule 5.24. The insurance coverages of C&K are adequate and suitable in Seller's judgment as to type and amount of coverage as to the business now conducted by C&K. C&K has not had any claims covered by its policies of insurance in excess of the coverage provided by such policies.

                  5.25 Operations of C&K. Except as set forth on Schedule 5.25, since the date of the Most Recent Financial Statements through the Closing Date, C&K has not and will not, other than in the ordinary course of business, or without Seller's prior approval, which shall not be unreasonably withheld or delayed:

                           (i) amend, or agree to amend, its Articles of
Incorporation or By-Laws, or merge with or into, or consolidated with, or agree to merge with or into or consolidate with any other person or entity, or change or agree to change in any manner the character of its business;

                           (ii) hire, or agree to hire, any person, enter into
or amend, or agree to enter into or amend, any employment agreement with respect to a person, whose annual compensation exceeds $30,000; enter into, or agree to enter into, any agreement with any labor union or association representing any employee; or suffer any labor dispute or disturbance; or enter into or amend, or agree to enter into or amend, any of the Benefit Plans;

                           (iii) declare or pay, or agree to declare or pay, any
dividend, or declare or make, or agree to declare or make, any distributions of any kind to its shareholders; reduce, or agree to reduce, its cash or short-term investments or its equivalent, other than to meet cash needs arising in the ordinary and normal course of business, consistent with past practices.

                           (v) waive, or agree to waive, any right of value to
the properties, assets, operations, business or condition (financial or otherwise) of C&K; make, or agree to make, any change in the accounting methods or practices of C&K;

                           (vi) waive or agree to waive, any right of value to
the properties, assets, operations, business or condition (financial or otherwise) of C&K;

                           (vii) make, or agree to make, any wage or salary
increase or bonus, or increase in any other direct or indirect compensation, or benefit for, or to, any of the officers, employees, consultants or agents of C&K, or its representatives, or any accrual for, or commitment or agreement to make or pay the same;

                           (viii) make, or agree to make, any payment or
commitment to pay any severance or termination pay to any of the officers, directors, employees, consultants or agents of C&K or its representatives;

                           (ix) enter into, or agree to enter into, any lease
(as lessor or lessee) except in the ordinary and normal course of business, sell, abandon, or make, or agree to sell, abandon or make, any disposition of any of its properties or assets, other than in the ordinary and normal course of business, grant or suffer, or agree to grant or suffer, any lien, security interest, charge or other encumbrance on any of its properties or assets;

                           (x) incur or assume, or agree to incur or assume, or
guaranty or agree to guaranty, any indebtedness or Liability, whether absolute or contingent, and whether or not currently due and payable;

                           (xi) make an acquisition of all or any part of the
assets, properties, capital stock or business of any other person or entity or make any commitment to do any of the foregoing; (xii) suffer or incur any casualty damage, destruction or loss (whether or not covered by insurance), adversely affecting the Assets or the business, operations or condition (financial or otherwise) of C&K, or any real or personal property leased by C&K; terminate, or agree to terminate, or fail to renew, or receive any threat (that was not subsequently withdrawn), to terminate or fail to renew, any written or oral contract or other agreement to which C&K is a party, or by which it is bound or subject;

                           (xiii) terminate, or agree to terminate, or fail to
renew, or receive any threat (that was not subsequently withdrawn), to terminate or fail to renew, any contract or other agreement, written or oral, to which C&K is a party, or by which it is bound or subject;

                           (xiv) enter into, or agree to enter into, any other
contract or other agreement or other transaction, written or oral;

                           (xv) make, authorize or permit any direct or indirect
redemption, purchase or other acquisition of any of its capital stock, or of any options, warrants, rights or agreements to purchase or acquire any of such stock, or issue or dispose of any securities of C&K, or any commitment or obligation to take any such action;

                           (xvi) enter into, or agree to enter into, any
transaction other than in the ordinary and normal course of business of C&K;

                           (xvii) enter into or commit to enter into, any
modification, waiver, change, amendment, release, rescission, accord and satisfaction, of or with respect to any contract or other agreement, written or oral, to which C&K is a party, or by which it is bound or subject;

                           (xviii) make, or agree to make, any loan or advance
to any person or entity;

                           (xix) suffer or permit any actual or foreseeable
material adverse change in the condition (financial or otherwise), business or operations of C&K, whether or not in the normal and ordinary course of business;

                  5.26 Potential Conflicts of Interest. Except as set forth on
Schedule 5.26, no officer or director of C&K (i) owns, directly or indirectly, any interest in, (excepting not more than 1% stock holdings for investment purpose in securities of publicly held and traded companies), or is an officer, director, employee, consultant, agent or other representative of, any person or entity which is a competitor, lessor, lessee, customer, supplier, consultant or a provider of services or products, to or of C&K or a person or entity with which C&K has done or does business; (ii) owns, directly or indirectly, in whole or in part, any copyright, trademark, trade name, service mark, franchise, patent, or invention used or usable by C&K.

                  5.27 Full Disclosure. All documents and other papers delivered by or on behalf of the Seller in connection with this Agreement and the transactions contemplated hereby are true, complete and correct in all material respects. The information furnished by or on behalf of the Seller to the Buyer in connection with this Agreement and the transactions contemplated hereby does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements made, in the context in which made, not false or misleading. There is no fact which the Seller has not disclosed to the Buyer in writing which materially affects the property, assets, business, operations or condition (financial or otherwise) of C&K or the ability of Seller to perform this Agreement.

                  5.28 No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of the Seller or C&K in connection with this Agreement, or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Seller or C&K or any action taken by the Seller or C&K.

                  5.29 Assets. The Assets constitute all of the Tangible Property, Intangible Property and Licenses in which C&K has any interest, direct or indirect, and which are used or necessary in the conduct or operation of its business as it has been operated at all times prior to the Closing.

                  5.30 Shareholders, Directors and Officers; Powers of Attorney and Accounts. Schedule 5.30 contains a complete and accurate list of all shareholders, directors and officers of C&K, and all persons, if any, holding powers of attorney from C&K and proxies from or nominees of any of the Seller, or the directors or officers of C&K, as well as the names and locations of all banks or other depositories, financial institutions, brokerage firms or other places in which C&K has (or has since January 1, 1998 has had) accounts, trust funds or safe deposit boxes, and the names of the persons authorized to draw thereon, borrow therefrom or have access thereto.

                  5.31 Taxes. All federal, state, local and other tax returns and reports required to be filed by the Seller and C&K prior to the Closing Date, or after the Closing Date for periods prior to the Closing, have been (and as to such required to be filed after Closing will be to the extent the Seller is in a position to so cause or advise others to do) accurately prepared, duly executed and filed, or will be so prepared, executed and filed on or before its due date, and all taxes due with respect to such returns have been or will be paid in full by such date or dates, and any deficiencies or assessments subsequently imposed upon C&K or Seller for such periods shall be paid in full by the Seller. Neither C&K nor the Seller have received any notice of any deficiency, assessment of additional taxes or any other claim or notice of any nature whatsoever, that any tax or additional tax is due which has not been paid or otherwise finally settled or satisfied, and no such notice, assessment or claim is outstanding on the date of this Agreement. Neither Seller nor C&K have executed any waiver of any statute of limitations with respect to any taxable year, nor any consent under Section 341(f) of the Internal Revenue Code of 1986, as amended, and no extension of time is in effect for the assessment of deficiencies against the Seller or C&K. The tax returns of C&K have never been audited by the Internal Revenue Service or any other taxing authority, there is no pending or to the best of Seller's knowledge threatened audit by the Internal Revenue Service or any other taxing authority and C&K has never received any notice of intent to perform any such audit. There is no agreement with any taxing authority that may affect the tax liabilities of the Seller or C&K.

                           The Seller and C&K have paid (and, as to any of the
following which are payable after the Closing Date, the Seller and C&K have properly reserved against), all income taxes, sales and use taxes, unemployment taxes, payroll taxes, ad valorem taxes, property taxes, premium taxes, excise taxes, duties and imposts, and all other taxes or charges in lieu of or in the nature of taxes, of every kind, character or description, imposed by any governmental or quasi-governmental authority, required to be paid by C&K with respect to the operations and business of C&K for all periods prior to the Closing Date. There are no outstanding notices of any deficiencies, adjustments, changes in assessments or increases in tax rates with respect to any such taxes. C&K and the Seller have duly filed or caused to be filed all reports or returns relating to or covering any such taxes or other charges which are due or required to be filed at or prior to the date hereof.

                           Without limiting the foregoing, the Closing Balance
Sheet includes adequate provision for all taxes, assessments, fees and governmental charges accrued as of the date thereof, and the books and records of C&K at Closing will and do include adequate provision for all taxes, assessments, fees and governmental charges accrued to the Closing Date but due and payable after Closing.

                  5.32 Fiscal Year. The fiscal year of C&K ends on December 31 of each year, and has so ended since the inception of C&K.

                  5.33 Tax Status. C&K has elected S Corporation status for every fiscal year of its existence. At all times from its inception through and including the fiscal year ending December 31, 2000, and thereafter to the Closing Date, C&K has had an election in effect under Section 1361 (a) of the Internal Revenue Code of 1986, as amended, and has properly maintained its S Corporation status, satisfying and being in compliance with all of the requirements of an S Corporation. Such S Corporation election has not been terminated, and no valid basis or reason exists for termination of the S Corporation election, prior to the Closing hereunder.

                  5.34 Books and Records. All of the books and records of C&K, including, but not limited to, the accounting and corporate books and records, and records of business and transactions with its customers, insurance companies, markets, governmental agencies, producers, brokers, agents and adjusters, are true, accurate and complete in all material respects, and reflect fully each and every transaction with respect to which C&K is or was a party or by which it is subject or bound. All of such books and records are maintained and located, and at Closing will be so located, in the offices of C&K at 60 Railroad Avenue, Hasbrouck Heights, New Jersey.

                  5.35 Compensation of Directors. No compensation has ever been paid, or agreed to be paid, by C&K to any member of its Board of Directors as and for a director's fee and no amount has even been paid, or agreed to be paid, by C&K to any member of its Board of Directors as a reimbursement, advance or allowance for or with respect to expenses incurred as a director.

                  5.36 Committee of the Board of Directors. There has never been any Committee established by the Board of Directors of C&K.

                  5.37 Guaranties. C&K has never guaranteed the obligations of any person or entity, and has never agreed to do so.

                  5.38 Registered Office and Agent. Schedule 5.38 lists the current statutory registered agent and registered office of C&K.

                  5.39 Indebtedness to Seller. C&K does not now, and will not at Closing, have any indebtedness to Seller, and Seller is not, and at Closing will not, be indebted to C&K.

                  5.40 Environmental Matters. C&K has received no notice, and Seller has no reason to believe that C&K is in violation of any Environmental Laws (as defined below) applicable to it or its properties, or of any limitations, restrictions, conditions, standards, obligations or timetables contained in any Environmental Laws, or any regulation, code, plan, order, decree, notice or demand letter issued, entered, promulgated or approved thereunder. No notice or action alleging any such violation is pending, or to the best of Seller's knowledge is threatened, and no past or present condition or practice of the business conducted by C&K would violate or prevent compliance with Environmental Laws, or give rise to any common law or statutory liability or otherwise form the base of any claim, action or proceeding with respect to C&K involving any Environmental Laws, pollutant or hazardous or toxic material or waste. C&K has received no notice, and Seller has no reason to believe that C&K has any liability, present or past, under CERCLA, including, without limitation as a result of its ownership or operation of any "facility" as defined in CERCLA. As used herein, "Environmental Laws" shall mean any federal, state or local law, ordinance, rule, regulation or order relating to, directly or indirectly, the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous substances or waste into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or sub-surface strata), or otherwise relating to, directly or indirectly, the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substance or waste. "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended and the rules and regulations promulgated thereunder.

         6. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller as follows:

                  6.1 Due Incorporation. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted.

                  6.2 Articles of Incorporation and By-Laws. The copies of the Articles of Incorporation of the Buyer (certified by the Secretary of State of the State of Nevada or other appropriate governmental official) and By-Laws of the Buyer (certified by the Secretary of the Buyer), and all amendments to each, attached hereto as Exhibit J, are true, correct and complete.

                  6.3 Authority to Execute and Perform Agreements. The Buyer has the full legal right and power, and all authority and approval, required to enter into, execute and deliver this Agreement, and each and every other agreement to be executed by the Buyer as provided in this Agreement in connection with the transactions to be consummated in accordance herewith (the "Buyer's Related Agreements"), and to perform fully its obligations under this Agreement and each of the Buyer's Related Agreements. This Agreement and the Buyer's Related Agreements have been duly authorized by all necessary corporate action by the Buyer. This Agreement and the Buyer's Related Agreements have been duly executed and delivered by the Buyer, and each of this Agreement and the Buyer's Related Agreements is the valid and binding obligation of the Buyer enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency, or other similar laws generally affecting the enforcement of creditors' rights. No approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body or court, and other than the consents as otherwise specified in this Agreement, no approval or consent of any other person or entity, is required in connection with the execution and delivery by the Buyer of this Agreement, the Buyer's Related Agreements and the consummation and performance by the Buyer of the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Buyer's Related Agreements and the consummation of the transactions contemplated hereby and thereby, (a) will not violate, conflict with or otherwise result in the breach or violation of any of the terms or conditions of, result in a material modification to the effect of or constitute (or with notice of lapse of time or both would constitute), a default under

(i) the Articles of Incorporation or By-Laws of the Buyer; (ii) any instrument, contract or other agreement to which the Buyer is a party or by or to which it or any of its assets or properties is bound or subject, except to the extent the approval or consent of any other person or entity as otherwise specified in this Agreement is required; (iii) any statute or any regulation, order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against or binding upon or applicable to, the Buyer or upon the assets or properties of the Buyer.

                  6.4 Full Disclosure. All documents and other papers delivered by or on behalf of the Buyer in connection with this Agreement and the transactions contemplated hereby are true, complete and correct in all material respects. The information furnished by or on behalf of the Buyer to the Seller in connection with this Agreement and the transactions contemplated hereby does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements made, in the context in which made, not false or misleading. There is no fact Buyer has not disclosed to the Seller in writing which affects the ability of Buyer to perform this Agreement.

                  6.5 No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of the Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's, or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Buyer or any action taken by the Buyer.

         7. Covenants and Agreements. The parties covenant and agree as follows:

                  7.1 Expenses of Sale. The Seller and Buyer agree that each of them shall bear its, his and its own direct and indirect expenses incurred in connection with the negotiation, preparation and performance of this Agreement, and the consummation of the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated, including, but not limited to, all fees and expenses of agents, representatives, counsel and accountants. All transfer taxes, documentary taxes, gross receipts taxes, sales and use taxes, and similar taxes, if any, resulting from the execution, delivery, implementation and consummation of this Agreement shall be paid by the Seller.

                  7.2 Further Assurances. All of the parties shall execute such documents and other papers, and perform such further acts, as may be reasonably required or reasonably desirable to carry out the provisions hereof and the transactions contemplated hereby, before and after the Closing. All of the parties shall use their best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are conditions precedent to the Closing, subject to the provisions of this Agreement.

                  7.3 Property of the Buyer. All memoranda, notes, lists, records and other documents or other papers (and all copies thereof), including, without limitation, such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of C&K or the Seller, concerning the Business (hereinafter defined), are and shall be the Buyer's property and shall be delivered to the Buyer promptly upon the Closing. The term "Business" shall mean any activity, for profit or otherwise, done or provided by C&K.

                  7.4 Non-Assignability. Nothing in this Agreement shall be construed as an attempt to assign any agreement, contract or contract right which is in law nonassignable without the consent of the other party or parties thereto, unless such consent shall have been given. Seller represents and warrants that there are no such agreements, contract or contract rights, written or oral, used or useful in the business of C&K.

                  7.5 Intentionally Deleted.

                  7.6 Employee and Related Party Loans. At or prior to Closing, payment in full shall be made of any and all obligations for money borrowed, services rendered, goods supplied, or otherwise, from or to C&K and any of its present or former shareholders, directors, officers, employees, agents or representatives, or any other entity in which any such present or former shareholder, director, officer, employee, agent or representative did or does have any interest or relationship.

                  7.7 Intentionally Deleted.

                  7.8 S Corporation. Seller understands and acknowledges that the S Corporation election of C&K shall terminate automatically at the time of Closing since C&K will then cease to be a "small business corporation" within the meaning of Section 1361 (a) of the Internal Revenue Code of 1986, as amended, as its shareholder will be a person which is not an individual or an otherwise qualified entity. Seller shall be responsible for all costs and expenses resulting from such termination including, but not limited to, accounting for the S-corporation short taxable year, filing of all necessary tax returns for the S-corporation short taxable year, and payment of any and all taxes for the S-corporation short taxable year.

                  7.9 Section 338(h)(10) Election. The parties consent and agree to and do make, and do agree to take all necessary steps to effect, the election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, with respect to the transaction which is the subject of this Agreement.

         8. Conditions Precedent to the Obligation of the Buyer to Close. The obligation of the Buyer to enter into and complete the Closing is subject, at its option, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it in its sole and absolute discretion:

                  8.1 Representations and Covenants. The representations and warranties of the Seller contained in this Agreement shall be true in all material respects as and when made, and on and as of the Closing Date as if then made. The Seller shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by him on or prior to the Closing Date. The Seller shall have delivered to the Buyer a certificate, dated the Closing Date and signed by the Seller to the foregoing effect and stating that all conditions to the Buyer's obligations hereunder have been satisfied.

                  8.2 Governmental Permits and Approvals. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained and delivered to the Buyer.

                  8.3 Third Party Consents. All consents, permits and approvals from parties to any contract or other agreement with C&K or the Seller which may be required in connection with the performance by the Seller or C&K of their obligations under this Agreement, or to validly and effectively transfer and assign the same to the Buyer, shall have been obtained and delivered to the Buyer.
                  8.4 Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental agency or body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may have, in the reasonably justified opinion of the Buyer, an adverse effect on the Shares, the Assets or the business or condition (financial or otherwise) of C&K.

                  8.5 Seller's Related Agreements. Simultaneously with the Closing, (a) DORON SAUER shall enter into and deliver to C&K an Employment Agreement in the form attached hereto as Exhibit K and shall be designated as the President of C&K and the Executive Vice President and member of the Board of Directors of Seller.

                  8.6 Approval of Counsel to the Buyer. All actions and proceedings hereunder, and all documents and other papers required to be delivered by the Sellers and C&K hereunder, and the Seller's Related Agreements, or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been approved to the reasonable satisfaction of Mandel, Weisman & Brodie, P.A., counsel to the Buyer, as to its form and substance.

                  8.7 Stock Certificates. The Seller shall have executed and delivered to the Buyer certificates representing all of the Shares, which shall be duly endorsed for transfer to the Buyer (or accompanied by duly executed assignments to the Buyer separate from such certificates and other supporting documents or transfer) with signatures duly notarized and guaranteed, and all necessary and required transfer, documentary or other taxes, if any, paid, which certificates shall represent all of the issued and outstanding capital stock of C&K, free and clear of all liens, security interests, charges, encumbrances and claims or interests of others. Any certificate bearing any legend restricting transfer of such shares or certificates referring to rights or interests of others, shall be accompanied by a duly executed release of such restrictions.

                  8.8 Books and Records. Seller shall cause C&K to deliver to Buyer all of the corporate minute books and records of C&K and the corporate seal of C&K. Seller shall provide a duly certified audit to substantiate the revenues as represented by Seller in Section 5.1 hereinabove.

                  8.9 Resignations. In consideration of the special expertise and qualifications of Doron Sauer, he shall be designated as President of C&K, and Executive Vice President of Buyer, effective as of the Closing, for the purposes of, inter alia, reviewing all automotive transactions conducted by Buyer.

                  8.10 Other Documents. The Seller and C&K, shall have delivered at or prior to Closing all such certified resolutions, certificates, instruments, documents or other papers as the Buyer, or its counsel, may reasonably request or reasonably desire to carry out the intent and purpose of this Agreement.

                  8.11 Audited Financial Statement. Seller shall, within forty-five (45) days of the date of this Contract, Seller shall cause C&K to have prepared audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flow as of and for the fiscal years ended December 31, 1999, December 31, 2000 and December 31, 2001 (the "Audited Financial Statements"). The Audited Financial Statements (including the notes thereto) will be prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis through the periods covered thereby and present fairly the financial condition of C&K as of such dates and the results of operations of C&K for such periods. The Audited Financial Statements shall be consistent in all respects with the Most Recent Financial Statements and Most Recent Month End Statement, as defined in Section 5.4 herein.

                  8.12. SEC Financial Statements. C&K and Seller shall file the Audited Financial Statements and Month End Financial Statements, if applicable, with the Securities and Exchange

Commission ("SEC") in accordance with SEC rules and regulations ("SEC Financial Statements"). In connection therewith, the SEC Financial Statements shall comply with SEC Regulations S-X as well as GAAP.

         9. Conditions Precedent to the Obligation of the Seller to Close. The obligation of the Seller to enter into and complete the Closing is subject, at the option of the Seller to the fulfillment on or prior to the Closing of the following conditions, any one or more of which may be waived in their sole and absolute discretion:

                  9.1 Representations. The representations and warranties of the Buyer contained in this Agreement shall be true in all material respects as and when made, and on and as of the Closing Date as if then made. The Buyer shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Buyer shall have delivered to the Seller a certificate, dated the Closing Date and signed by an officer of the Buyer, to the foregoing effect and stating that all conditions to the Seller's obligations hereunder have been satisfied.

                  9.2 Governmental Permits and Approvals. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained.

                  9.3 Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, which has or may have, in the reasonably justified opinion of the Seller, a materially adverse effect on the business or financial condition of the Buyer.

                  9.4 Buyer's Related Agreements. Simultaneously with the Closing, (a) DORON SAUER shall enter into and deliver to C&K an Employment Agreement in the form attached hereto as Exhibit K.

                  9.5 Payments. The Buyer shall deliver to the Seller the payment required by Section 2.

                  9.6 Other Documents. The Buyer shall have delivered at or prior to Closing all such certified resolutions, certificates, instruments, documents or other papers as the Seller, or its counsel, may reasonably request or reasonably desire to carry out the intent and purpose of this Agreement.

                  9.7 Approval of Counsel to the Seller. All actions and proceedings hereunder, and all documents and other papers required to be delivered by the Buyer hereunder, and the Buyer's Related Agreements, or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been approved to the reasonable satisfaction of Ian J. Hirsch, Esq., counsel to the Seller, as to its form and substance.

         10. Survival of Representations and Warranties. The Buyer has the right to, and does, rely fully upon the representations, warranties, covenants and agreements of the Seller contained in this Agreement, or in any document delivered to the Buyer by the Seller or C&K, or any of his or its representatives, in connection with the transactions contemplated by this Agreement, and the Seller has the right to, and do, rely fully upon the representations, warranties, covenants and agreements of the Buyer contained in this Agreement, or in any document delivered to the Seller or C&K by the Buyer or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements subject only to the disclosures contained on the Schedules and Exhibits attached hereto, shall survive the execution and delivery hereof and the Closing hereunder.

         11. Indemnification.

                  11.1 Obligation of the Seller to Indemnify. The Seller shall, without recourse to any Indemnitee (as hereinafter defined), each indemnify, defend and hold harmless the Buyer, and its directors, officers, employees, affiliates, agents and assigns, from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) ("Losses") based upon, arising out of or otherwise due to:

                           (i) any inaccuracy in or any breach of any
representation, warranty, covenant or agreement of the Seller contained in this Agreement or in any document or other writing delivered pursuant hereto;

                           (ii) any Liability or Indebtedness to which the Buyer
or C&K may become subject as a result of the transactions contemplated by this Agreement which are not Disclosed Liabilities.

                  11.2 Obligation of the Buyer to Indemnify. The Buyer shall indemnify, defend and hold harmless the Seller from and against any Losses based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Buyer contained in this Agreement or in any document or other writing delivered pursuant thereto.

                  11.3 Notice to Indemnifying Party. If any party (the "Indemnitee") receives written notice of any actual or possible claim or commencement of any action, or is allegedly obligated to provide Indemnification (the "Indemnifying Party") pursuant to Section 11.1 or 11.2, the Indemnitee shall give to the Indemnifying Party written notice thereof. Such notice shall be a condition precedent to any liability of the Indemnifying Party under the provisions for indemnification contained in this Agreement, and shall describe the claim in reasonable detail and shall indicate the estimated amount of the Loss, to the extent possible, that has been or may be sustained by the Indemnitee. The Indemnifying Party may elect to compromise or defend, at such Indemnifying Party's own expense, and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee. If the Indemnifying Party elects to compromise or defend such asserted liability, it shall within 30 days (or sooner, if the nature of the asserted liability so requires) notify the Indemnitee of its intent to do so and proceed with the compromise or defense thereof in a timely manner so as not to prejudice the interests of the Indemnitee, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, any such asserted liability, so long as such compromise or defense does not adversely affect the past, present or future interests of the Indemnitee. If the Indemnifying Party elects not to compromise or defend against the asserted liability, or fails to notify the Indemnitee of its election to do so as and when herein provided, the Indemnitee may pay, compromise or defend such asserted liability, as it sees fit, after 15 days written notice to the Indemnifying Party of its intention to do so. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld, and, provided further, that a claim may be settled or compromised by the Indemnitee despite the objection of the Indemnifying Party if the Indemnifying Party has failed to undertake to settle, compromise or defend the claim as and when herein provided, or in a manner which protects the interests of the Indemnitee. The Indemnitee and the Indemnifying Party may each participate, at its own expense, in the defense of such asserted liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee, at the expense of the Indemnifying Party, shall make available to the Indemnifying Party any books, records or other documents within its or his control that are necessary or appropriate for such defense.

         12. Offset. The Buyer shall at all times, and from time to time, have the right to offset against any amounts otherwise due to the Seller, for or on account of any matter or thing whatsoever, and whether arising under this Agreement, the Employment Agreement or otherwise, any claim which the Buyer or C&K may have against such of the Seller, for or by reason of the breach by such Seller of any representation, warranty, covenant, or obligation of such of the Seller under this Agreement, and the exercise of this right shall not constitute or be deemed to be a failure of the Buyer or C&K to pay any sums due to the Seller, and shall not entitle the Seller to declare a default. The exercise or non-exercise of this right of offset shall not in any manner reduce or limit in amount or nature, the Buyer's or C&K's rights and remedies against the Seller except to the extent of any rightful offset pursuant to this Section 12. Until such time as it shall be determined by the parties, or by an appropriate tribunal if there is a dispute between the parties, that the Buyer or C&K has a claim against the Seller, so that the Buyer or C&K may exercise the right of off set as herein provided, the Buyer shall be entitled to withhold any payments otherwise due to the Seller in an amount sufficient to permit the offset if and when such claim is determined to exist, but if it is determined finally that such claim does not exist, or exists in an amount less than the sums withheld therefor, all or such portion of the sums withheld as is more than the amount of the claim as finally determined, as the case may be, shall be paid to the Seller, with interest at the rate of ten percent (10%) on the amount then paid to the Seller.

         13. Restrictive Covenant. Seller acknowledges that (i) C&K has been and is engaged in the acquisition and sale of exotic motor cars (collectively the "Business"); (ii) the Business is now conducted principally in the entire United States (the entire United States therefore being the "Area"), (iii) C&K has developed trade secrets and confidential information concerning the Business,
(iv) the agreements and covenants contained in this Agreement are essential to protect the property, Business and assets of C&K, and (v) Buyer would not purchase the Shares but for the agreements and covenants contained in this Agreement. Accordingly, Seller covenants and agrees as follows:

                  (a) In consideration for the payment of the Purchase Price to Seller, for a period of three (3) years following the Closing (the "Restricted Period"), neither Seller nor any entity in which a beneficial interest, directly or indirectly, is held by or for Seller, or any member of his family (a "Controlled Entity"), shall, anywhere in the Area, directly or indirectly: (i) engage in the Business, (ii) enter the employ of, or render any services to, any person or entity engaged in the Business, or (iii) become interested in any person or entity engaged in the Business, in all cases directly or indirectly, whether as a partner, owner, shareholder, employee, principal, agent, trustee, consultant, advisor or in any other relationship or capacity or (iv) solicit any business of, or do any business with, directly or indirectly, any person or entity with which C&K has done any business within two (2) years prior to the Closing, whether as a partner, owner, shareholder, employee, principal, agent, trustee, consultant, advisor or in any other relationship or capacity; provided, however, that Seller or a Controlled Entity, may own, directly or indirectly, solely as an investment, securities of any entity traded on any national securities exchange if Seller or Controlled Entity is not a controlling person of, or a member of a group which controls, such person or entity and does not, directly or indirectly, in the aggregate, own 1% or more of any class or securities of such person or entity.

                  (b) Seller and Controlled Entity shall at all times keep secret and retain in strictest confidence, and shall not use for the benefit of themselves or others, except in connection with the business and affairs of C&K, all information, whether trade secrets, valuable confidential business or professional information that otherwise does not qualify as trade secrets or which relates to customer or client goodwill associated with, or relating to, the Business including, without limitation, "know-how," trade secrets, customer lists, computer software programs, computer systems, computer information, information as to relationships with suppliers, other markets and/or customers, pricing policies, operational methods, marketing plans or strategies, business development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of doing business, technical processes, projects, and any and all other matters relating, pertaining or with respect to the Business, at any time learned by or known to Seller or Controlled Entity, heretofore or hereafter, and neither Seller nor Controlled Entity shall disclose it or them to anyone other than C&K and its subsidiaries, its and their affiliates, nor may Seller or Controlled Entity exploit to the detriment of C&K, relationships with customers, suppliers, brokers, agents, producers, companies, governmental agencies, consultants or advisors, contractors, employees or others with which C&K has, may have or has had, a business or prospective business relationship at any time.

                  (c) During the Restricted Period, Seller and Controlled Entity shall not, directly or indirectly, hire, solicit or encourage to leave the employment of C&K, or to terminate any relationship with C&K, any employee, consultant or advisor of or for C&K, or hire any such employee, consultant or advisor of or for C&K who has separated from or terminated his relationship with C&K within six (6) months after any such termination or separation.

                  (d) All memoranda, notes, lists, records, reports and other documents or other papers (and all copies thereof) including, without limitation, items or information which may be stored in computer memories, on microfiche or by other means, all work, computer source code, documentation and rights, made or compiled by, for or on behalf of C&K, concerning the Business, in the possession, custody or control of Seller, are and shall be the property of C&K and shall be delivered to Buyer at the Closing hereunder.

                  (e) Seller acknowledges for himself and on behalf of any Controlled Entity that the restrictions imposed by this Agreement (the "Restrictive Covenants") are fair and reasonably required for the protection of Buyer and C&K, and they agree that any actual or threatened violations by them, or any of them, of the Restrictive Covenants, will cause irreparable harm and damage to Buyer and C&K and that money damages will not provide an adequate remedy to Buyer and C&K.

                  (f) In the event Seller or Controlled Entity breaches, or threatens to breach, any of the provisions of the Restrictive Covenants, Buyer and C&K, jointly and severally shall have the following rights and remedies, each of which rights and remedies shall be independent of any others and severally enforceable by Buyer or C&K and shall be in addition to, and not in lieu of, any other rights and remedies available to Buyer and C&K at law or in equity, all of which shall be cumulative: the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, the right and remedy to require the breaching party to account for and pay over to Buyer and C&K all compensation, profits, monies, accruals, increments or other benefits (collectively, the "Benefits") derived or received by such party as the result of any transactions constituting a breach of the Restrictive Covenants and the breaching party shall account for and pay over such Benefits to Buyer and C&K.

                  (g) Seller for himself and on behalf of any Controlled Entity acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographic and temporal scope and in all other respects, but if any Court determines that the geographic or temporal scope of the Restrictive Covenants is too broad or too long, as the case may be, then the Court shall reform and revise such geographic or temporal scope, as the case may be, so as to make the same reasonable in breadth or length, and shall not determine that the same are wholly invalid and unenforceable. If any Court determines that any of the Restrictive Covenants, or any part thereof, are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full force and effect without regard to the invalid portions.

                  (h) The parties hereby confer jurisdiction to enforce the Restrictive Covenants upon the Courts of any jurisdiction within the geographic scope of the Restrictive Covenants. If the Courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable, it is the intention and understanding of the parties hereto that such determination not bar or in any way affect the right of C&K and/or Buyer, and its subsidiaries, its and their affiliates, to the relief provided above in the Courts of any other jurisdiction within the geographic scope of the Restrictive Covenants, and as to breaches of the Restrictive Covenants in such other respective jurisdictions, the Restrictive Covenants as they relate to each jurisdiction are, for this purpose, severable into diverse and independent covenants.

         14. Publicity. No publicity release or announcement concerning this Agreement, or the transactions contemplated hereby, shall be issued without advance approval of the form and substance thereof by the Seller and the Buyer.

         15. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, or sent by certified or registered mail, return receipt requested, postage prepaid, deemed given when so delivered personally, or if by mail then three (3) days after the date of mailing, as follows:

                  (i)      if to Buyer to:
                           Mr. Marc Sporn
                           Associated Automotive Group, Inc.
                           2656 South Federal Highway
                           Delray Beach, FL 33483

                  with a copy to:
                  --------------

                           Mandel, Weisman & Brodie, P.A.
                           2101 Corporate Boulevard N.W., Suite 300
                           Boca Raton, Florida 33431
                           Attention:   William S. Weisman, Esq.

                  (ii)     if to Seller:
                           ------------

                           Mr. Doron Sauer
                           c/o C&K Auto Imports, Inc.
                           60 Railroad Avenue
                           Hasbrouck Heights, New Jersey
                  with a copy to:
                  --------------

                           Ian J. Hirsch, Esq.
                           20 Mercer Street
                           Hackensack, New Jersey 07601

Any party may change its address for receiving notice by a notice given in accordance with this paragraph 15.

         16. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the various agreements and documents executed in connection with the consummation of the transactions contemplated hereby, contain the entire agreement among the parties with respect to the purchase of the Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto, between the Buyer, the Seller and C&K. All references to Sections, Paragraphs, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

         17. Waivers and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may only be waived by a written instrument signed by the parties or, in the case of a waiver, the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of, or otherwise in respect of, any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement, shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

         18. Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and its respective heirs, executors, administrators, legal representatives, successors and assigns. This Agreement is not assignable by the Buyer or Seller without the prior written consent of the other party, except by operation of law.

         19. Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities, may require.

         20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         21. Exhibits and Schedules. The Exhibits and Schedules to this Agreement are a part of this Agreement as if set forth in full herein.

         22. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation of this Agreement.

         23. No Third Party Beneficiaries. Nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement, except as provided in Section 11.1 with respect to the persons and entities which have the stated relationship to Buyer and except as provided in Section 13 with respect to the entities which the Restrictive Covenants are intended to benefit and which are entitled to seek enforcement of the Restrictive Covenants.

                  [Remainder of page intentionally left blank]

           IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written to be effective as of January 9, 2002.


WITNESSES                                         SELLER:


                                                  /s/ DORON SAUER
                                                  ---------------
                                                  DORON SAUER
______________________________________

Print Name: __________________________


______________________________________
Print Name: __________________________

                                                  ASSOCIATED AUTOMOTIVE GROUP,
                                                  INC., a Nevada corporation


______________________________________            By: /s/ David Jacoby
                                                  --------------------
Print Name: __________________________            Name: David Jacoby
                                                  Title: Vice President

______________________________________
Print Name: __________________________

                                  SCHEDULE 5.11
                                   LITIGATION

                                 SCHEDULE 5.16A
                                 EXEMPT PROPERTY

                                  SCHEDULE 5.17
                               INTANGIBLE PROPERTY